UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 21, 2009.

Law Enforcement Associates Corporation
(Exact name of registrant as Specified in its charter)

Nevada	0-49907	56-2267438
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

2609 Discovery Drive, Suite 125, Raleigh, NC 27616
(Address of principal executive offices) (Zip Code)

ISSUER’S TELEPHONE NUMBER: (919) 554-4700

Item 8.01

On February 21, 2009, we received a $5.7 million order from the U.S. Census Bureau for equipment that will be used in conjunction with the 2010 census. This represents our largest order ever received.  We expect the order to be shipped in full by the end of the second quarter of fiscal 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Law Enforcement Associates Corporation
(Registrant)

February 25, 2009	By:	/s/ Paul Feldman
Paul Feldman
President

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